EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Umpqua Holdings Corporation of our report dated February 25, 2016, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Umpqua Holdings Corporation and subsidiaries, which report appears in the Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Portland, Oregon
May 13, 2016